Exhibit 99.2

Dear Colleague,

The defeat of the proposed federal bailout package in the House of Representatives sent markets reeling today, and stocks – including ours – continued to be buffeted by extraordinary pressure and volatility. Fear and rumor are pervasive in this environment, and today we issued a joint statement to reemphasize that our merger with MidAmerican Energy Holdings Company remains on track.

We’re working closely with MidAmerican to complete the due diligence process. And, we are working expeditiously to move the approval process forward.

I sincerely hope Congress regroups, crafts a workable political compromise and approves bailout legislation as quickly as possible. In the meantime, however, the markets will continue to roil and stocks may experience dramatic swings. In this environment, it’s vital that we focus on the events we can control, and not lose sight of our business plans and commitment to safety and customer service.

Thanks to all of you for your continued hard work and focus.

Mayo